China Natural Gas Announces Fourth Quarter and Year End 2010 Financial Results

- 4Q10 Revenue Increases 25% Y o Y to $27.12 Million

- 4Q10 Gross Profit Increases 7% Y o Y to $11.31 Million

NEW YORK, March 14 /PRNewswire-Asia/ -- China Natural Gas, Inc. ("China Natural Gas" or the "Company") (Nasdaq: CHNG), a leading provider of compressed natural gas (CNG) for vehicular fuel and pipeline natural gas for industrial, commercial and residential use in Xi'an, China, today announced its financial results for the fourth quarter and full fiscal year ended December 31, 2010.

Fourth Quarter 2010 Results
Revenue in the fourth quarter of 2010 increased 25% to $27.12 million from $21.67 million in the fourth quarter of 2009, driven by addition of fueling stations and increase in the number of residential and commercial pipeline customers. Sales of natural gas grew approximately 36% year-over-year to $21.83 million, from $16.10 million in the fourth quarter of 2009. Gasoline revenue in the fourth quarter of 2010 increased 9% to $2.12 million, from $1.94 million in the prior year's period. Installation and services revenue decreased 12% year-over-year to $3.18 million, from $3.63 million a year ago. In the fourth quarter of 2010, sales of natural gas, gasoline, and installation and other services contributed 80%, 8%, and 12% of total revenue, respectively.

Gross profit in the fourth quarter of 2010 expanded 7% to $11.31 million, from $10.53 million in the same period of 2009, driven by the increased sales volume of natural gas. Gross margin in the fourth quarter of 2010 was 42%, compared to 49% a year ago, was mainly due to the increase of procurement cost of coal bed methane in Henan province.

In total, operating expenses in the fourth quarter of 2010 increased by approximately $1,55 million to $5.31 million, from $3.76 million in the same period of 2009. Operating income in the fourth quarter of 2010 was $6.00 million, a decrease of 11% year-over-year, from $6.77 million in the same period of 2009.

During the quarter, the Company recognized $285,569 of non-cash gain from the change in the fair value of warrants, compared to $442,432 in the fourth quarter of 2009. Income tax expense was $1.07 million at an effective tax rate of 17%, as compared to an effective tax rate of 16% in the fourth quarter of 2009. Net income in the fourth quarter of 2010 decreased 17% to $5.08 million, or $0.24 per diluted share, from $6.12 million, or $0.27 per diluted share, in the fourth quarter of 2009.

Excluding the impact of the non-cash expenses (see "About Non-GAAP Financial Measures" below), adjusted net income was $4.79 million, versus $5.68 million in the fourth quarter of 2009. For the fourth quarter of 2010, adjusted earnings per diluted share was $0.23, versus $0.26 per diluted share in the fourth quarter of 2009.

Mr. Qinan Ji, Chairman and CEO of China Natural Gas, commented: "We are very pleased with our strong growth and profitability for the fourth quarter and full year 2010. During this quarter, we increased our number of pipeline customers to 115,479, and we expanded the number of our CNG gas stations to 39. We continued to see higher sales volumes resulting from the increasing number of hybrid vehicle fleet and municipal vehicles in the city of Xi'an, which utilize compressed natural gas as a cleaner, cheaper and more efficient fuel alternative. We believe our strong performance in 2010 demonstrated the long-term market potentials for our CNG gas stations as well as our piped natural gas and installation services for residential, commercial and industrial customers."

Financial Highlights for the Fiscal Year 2010:
    -- Revenue increased by 11% to $89.95 million, primarily due to the rise in sales price of natural gas and gasoline in 2010;
    -- Gross profit decreased by 2% to $39.41 million;
    -- Income from operations decreased by 24% to $19.03 million from $25.05 million in fiscal year 2009.
    -- Non-GAAP net income of $15.43 million, or $0.72 per diluted share

Revenue for fiscal year 2010 increased by 11% to $89.95 million from $81.07 million for fiscal year 2009,mainly due to the rise in sales prices of natural gas and gasoline in 2010. Revenue from sales of natural gas increased by 15% to $71.37 million in the year 2010 from $62.24 million in the prior year. Gasoline revenue increased 18% to $7.52 million from $6.38 million in the prior year. Installation and other revenue decreased by 11% to $11.06 million from $12.45 million in the fiscal year 2009.

Gross profit for fiscal year 2010 decreased by 2% to $39.41 million from $40.16 million in the year 2009. The decrease was mainly due to the increase in the procurement cost of coal bed methane in Henan province. In fiscal year 2010, gross margin decreased by 5% to 44% from 49% in 2009. Operating expenses in the fiscal year 2010 increased by 35% to $20.39 million from $15.11 million in the year 2009. This increase was mainly due to four additional CNG fueling stations were acquired in 2010 and the subsidiaries of our variable interest entity in Hubei and Jinbian were in the initiation stage with material management expenses.

Income from operations decreased by 24% to $19.03 million from $25.05 million in the year 2009. Operating margin decreased by 10% to 21% from 30.9% in the prior year.

Net income for fiscal year 2010 decreased by 9% to $17.22 million, or $0.80 per diluted share, from 18.83 million, or $$1.12 per diluted share, in the fiscal year 2009. Excluding the impact of the non-cash expenses explained above, net income would have been $15.43 million, or $0.72 per diluted share, representing a year-over-year decrease of 24%.

Balance Sheet

As of December 31, 2010, the Company had cash and cash equivalents of $10.05 million, compared with $36.34 million as of September 30, 2010, $42.61 million as of June 30, 2010, and $48.18 million as of December 31, 2009.

Mr. Ji concluded: "We remain optimistic about the market growth and potentials for natural gas usage in the developing Shaanxi and Henan provinces. We will continue to focus on growing our business strategically by steadily expanding our CNG customer base, especially focusing on sales to fleet vehicles and taxis. We are confident that our strong balance sheet, our current infrastructure, technical expertise and strategic CNG expansions will help sustain our steady growth and profitability.

We also continue to remain optimistic about the long-term opportunities in the LNG market as China aims to increase natural gas usage. Upon the completion of our new LNG plant, we intend to aggressively grow our LNG business so as to capture a sizable share of China's emerging LNG market. We believe that once in full operations, our LNG business will enable us to further strengthen our market position, accelerate our growth and will bring greater value to our shareholders."

Conference Call

Management will hold a conference call on Wednesday, March 16, 2011 at 8:00 a.m. EST (5:00 a.m. Pacific) to discuss these fourth quarter and year end results.

To participate in the call please dial (800) 860-2442, or (412) 858-4600 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found at the Company's website at http://www.naturalgaschina.com.

A replay of the call will be available for one week from 11:00 a.m. March 16, 2011, ET until 9:00 a.m. ET, March 24, 2011. The number for the replay is (877) 344-7529, or (412) 317-0088 for international calls; the pass code for the replay is 449305. In addition, a recording of the call will be available on the company's website at http://www.naturalgaschina.com for one year.

About China Natural Gas, Inc.

China Natural Gas (http://www.naturalgaschina.com) transports and sells natural gas to vehicular fueling terminals, as well as commercial, industrial and residential customers through its distribution networks in China's Shaanxi and Henan Provinces. The Company owns approximately 120 km of high-pressure pipelines and operates 27 CNG fueling stations in Shaanxi Province and 12 CNG fuelling stations in Henan Province. China Natural Gas' four primary business lines include: (1) the distribution and sale of CNG through Company-owned CNG fueling stations for hybrid (natural gas/gasoline) powered vehicles; (2) the installation, distribution and sale of piped natural gas to residential, commercial and industrial customers through Company-owned pipelines; (3) the distribution and sale of gasoline through Company-owned CNG fueling stations for hybrid (natural gas/gasoline) powered vehicles; and (4) the conversion of gasoline-fueled vehicles to hybrid (natural gas/gasoline) powered vehicles through its auto conversion division.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the effect of non-cash non-operating expense related to the Senior Notes issued in January and March 2008 as well as change in fair market value of the Company's outstanding warrants. China Natural Gas' management uses those non-GAAP financial measures when it internally evaluates the performance of business and makes operating decisions, including internal budgeting and performance measurement. China Natural Gas believes that providing the non- GAAP measures is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Natural Gas' financial performance in comparison to historical periods, and it allows investors to evaluate China Natural Gas' performance using the same methodology and information as that used by China Natural Gas' management. However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure.
The Company has provided a reconciliation table of the non-GAAP measure to the equivalent GAAP measure.

CHINA NATURAL GAS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

	Three months ended		Twelve months ended
	DECEMBER 31		DECEMBER 31
	2010	2009	2010	2009

GAAP Net Income	5,079,756	6,118,889	17,220,372	18,830,787

Add:
Amortization of discount
on senior notes				280,250
Amortization of deferred
offering costs				63,940
Change in fair
value of warrants	(285,569)	(442,432)	(1,793,572)	1,031,330

Non-GAAP Net Income	4,794,187	5,676,457	15,426,800	20,206,307
(Excludes all non-cash items)
Weighted average shares
outstanding
Basic	21,321,904	21,183,904	21,268,972	16,624,294
Diluted	21,373,949	21,697,822	21,430,867	16,830,907

GAAP Basic EPS	0.24	0.29	0.81	1.13
Add:
Amortization of
discount on senior
notes	0.0000	0.0000	0.0000	0.0169
Amortization of
deferred offering
costs	0.0000	0.0000	0.0000	0.0038
Change in fair
value of warrants	(0.0134)	(0.0209)	(0.0843)	0.0620
Non-GAAP Basic EPS	0.23	0.27	0.73	1.21

GAAP Diluted EPS	0.24	0.28	0.80	1.12
Add:
Amortization of discount
on senior notes	0.0000	0.0000	0.0000	0.0167
Amortization of deferred
offering costs	0.0000	0.0000	0.0000	0.0038
Change in fair
value of warrants	(0.0134)	(0.0204)	(0.0837)	0.0613
Non-GAAP Diluted EPS	0.23	0.26	0.72	1.20

SAFE HARBOR: FORWARD-LOOKING STATEMENTS

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future plans and goals of the JV with CNPC and its prospects are forward looking and subject to risks. China Natural Gas, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to fourth parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statements on Forms S-1 and S-3, in each case as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

This release is not an offer of securities for sale in the United States. Securities may not be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from the issuer or selling security holder and that will contain detailed information about the company and management, as well as financial statements.

CHINA NATURAL GAS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December, 31	December, 31
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,046,249	$48,177,794
Accounts receivable, net	1,821,595	1,289,116
Other receivable	188,364	709,741
Employee advances	302,532	338,689
Inventories	815,884	841,837
Advances to suppliers	8,434,995	596,868
Prepaid expense and other current assets	4,249,353	1,076,915
Loan receivable	-	293,400
Total current assets	25,858,972	53,324,360

Investment in unconsolidated joint ventures	1,517,000	1,467,000
Property and equipment, net	82,769,171	72,713,012
Construction in progress	116,569,871	52,918,236
Deferred financing cost,net	927,166	1,336,998
Other assets	19,806,375	15,854,910

TOTAL ASSETS	$247,448,555	$197,614,516

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable - current maturities	2,551,306
Accounts payable and accrued liabilities	$5,428,669	$2,162,049
Unearned revenue	2,376,563	1,813,641
Accrued interest	646,528	786,052
Taxes payable	2,377,765	1,901,577
Total current liabilities	13,380,831	6,663,319

LONG TERM LIABILITIES:
Notes payable,net of current portion	28,064,363	27,292,287
Long-term debt	18,204,000
Derivative liabilities - warrants	17,752,066	19,545,638
Total long term liabilities	64,020,429	46,837,925

Total liabilities	77,401,260	53,501,244

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.0001 per share, 50,000,000 authorized, none issued	-	-
Common stock, par value $0.0001 per share,45,000,000 authorized, 21,321,904 and 21,183,904 issued and outstanding at December 31,2010 and 2009,respectively	2,132	2,118
Additional paid-in capital	81,611,763	79,851,251
Accumulative other comprehensive gain	15,667,145	8,714,019
Statutory reserves	7,918,634	5,962,695
Retained earnings	64,847,621	49,583,189
Total stockholders' equity	170,047,296	144,113,272

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$247,448,555	$197,614,516

CHINA NATURAL GAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Years Ended December 31,
	2010	2009	2008

Revenue
Natural gas	$71,367,502	62,236,342	$55,746,893
Gasoline	7,522,412	6,384,172	4,616,052
Installation and other	11,063,709	12,445,604	7,357,714
Total	89,953,623	81,066,118	67,720,659

Cost of revenue
Natural gas	38,651,298	29,478,854	27,234,508
Gasoline	7,050,003	5,993,207	4,277,458
Installation and other	4,838,858	5,432,978	3,469,671
Total	50,540,159	40,905,039	34,981,637

Gross profit	39,413,464	40,161,079	32,739,022

Operating expenses
Selling	13,254,923	10,607,596	7,651,948
General and administrative	7,131,543	4,500,676	4,024,882
Total	20,386,466	15,108,272	11,676,830

Income from operations	19,026,998	25,052,807	21,062,192

Other income (expense)
Interest income	418,763	125,287	209,502
Interest expense	0	(747,172)	(2,228,244)
Other income (expense), net	(137,817)	(186,805)	111,859
Change in fair value of warrants	1,793,572	(1,031,330)	0
Foreign currency exchange loss	(88,613)	(69,077)	(397,299)
Total non-operating income	1,985,905	(1,909,097)	(2,304,182)

Income before income tax	21,012,903	23,143,710	18,758,010

Provision for income tax	3,792,531	4,312,923	3,567,642

Net income	17,220,372	18,830,787	15,190,368

Other comprehensive income
Foreign currency translation gain	6,953,126	52,959	5,184,035
Comprehensive income	$24,173,498	18,883,746	20,374,403

Weighted average shares outstanding
Basic	21,268,972	16,624,294	14,600,154
Diluted	21,430,867	16,830,907	14,645,070

Earnings per share
Basic	$0.81	1.13	1.04
Diluted	$0.80	1.12	1.04

CHINA NATURAL GAS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2010	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,220,372	$18,830,787	15,190,368
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	6,644,843	5,571,772	3,474,905
Recovery of doubtful accounts	(149,859)	-	-
Loss on disposal of equipment	123,553	21,373	24,806
Amortization of discount on senior notes	-	280,250	1,004,677
Amortization of financing costs	-	63,940	227,989
Options issued for services	66,024	66,535	66,704
Stock based compensation	1,018,303	158,517	-
Change in fair value of warrants	(1,793,572)	1,031,330	-
Change in assets and liabilities:
Accounts receivable	(326,573)	(387,948)	(568,370)
Other receivables	531,970	(644,083)	247,349
Employee advances	46,174	(6,425)	(55,747)
Inventories	53,292	(322,099)	(267,470)
Advances to suppliers	(7,624,015)	240,724	(125,896)
Prepaid expense and other current assets	(2,973,865)	(306,445)	(642,857)
Accounts payable and accrued liabilities	3,144,057	2,526	339,168
Unearned revenue	488,687	869,239	583,940
Accrued interest	(139,524)	(75,062)	861,114
Taxes payable	372,136	38,991	556,121
Net cash provided by operating activities	16,702,003	25,433,922	20,916,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment on investment in unconsolidated joint ventures	-	(1,467,000)	-
Purchase of property and equipment	(6,060,287)	(1,074,066)	(43,225,673)
Proceeds from sales of property and equipment	96,141	41,325	194,891
Loan receivable	(14,379,768)	-	-
Proceeds from loan receivable	14,675,648	-	-
Proceeds from short term investments	-	-	250,821
Additions to construction in progress	(44,830,638)	(28,020,498)	(19,012,750)
Return (payment) of acquisition deposits	1,627,340	(283,200)	-
Prepayment on long-term assets	(10,274,357)	(6,139,766)	(5,729,833)
Payment for acquisition of business	(3,077,031)	-	-
Payment for intangible assets	(6,159,474)	(161,486)	(53,826)
Payment for land use rights	(4,283,789)	(432,566)	(30,354)
Excess of cost over fair value of net assets acquired	(505,225)	-	-
Net cash used in investing activities	(73,171,441)	(37,537,257)	(67,606,724)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	57,607,813	-
Proceeds from exercise of stock options	676,200	-	-
Proceeds from Long-term debt	17,752,800	-	40,000,000
Debt issuance costs	-	-	(2,122,509)
Stock issuance costs	-	(3,237,454)	-
Net cash provided by financing activities	18,429,000	54,370,359	37,877,491

Effect of exchange rate changes on cash and cash equivalents	(91,107)	56,387	1,375,086

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(38,131,545)	42,323,411	(7,437,346)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	48,177,794	5,854,383	13,291,729

CASH AND CASH EQUIVALENTS, END OF YEAR	$10,046,249	$48,177,794	5,854,383

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid, including capitalized interest	$2,908,661	$503,845	902,777
Income taxes paid	$3,863,788	$4,178,066	2,998,627

Non-cash transactions for investing and financing activities:
Construction in progress transferred to property and equipment	$5,057,958	$-	823,464
Prepayment on long term assets transferred to property and equipment	18,431,526	-	405,630
Purchase of equipment through accounts payable	-	$1,234,603	-
Capitalized interest - amortization of discount of notes payable and issurance cost	$3,733,214	$2,836,324	1,164,618

For more information, please contact:

China Natural Gas, Inc.
Bode Xu, CFO
Phone: +86-29-8832-7391
Cell: +86-158-2969-1287
Email: bode.xu@naturalgaschina.com

Jackie Shi
Investor Relations Director
Phone: +86-29-8832-3325 x922
Cell: +86-139-9287-9998
Email: yjshi@naturalgaschina.com